Exhibit 10.3

As Adopted By

Board of Directors

December 17, 2004

BC INTERNATIONAL CORPORATION

2004 Equity Incentive Plan

1.	Purpose

The purpose of this plan (the “Plan”) is to secure for BC International Corporation (the “Company”) and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to the Company and its parent and subsidiary corporations who are expected to contribute to the Company’s future growth and success. Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.	Type Of Options And Grants; Administration

a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the board of directors of the Company (the “Board of Directors”), or the Committee, as defined below, and may be cither incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code (“Non-Qualified Options”).

b) Purchase Rights. Pursuant to the Plan, eligible persons may be provided with opportunities to make direct purchases of the Company’s common stock (“Purchase Rights”). Purchase Rights shall be authorized by action of the Board of Directors or the Committee, as defined below.

c) Awards. Pursuant to the Plan, eligible persons may be provided with awards of the Company’s common stock (“Awards”). Awards shall be authorized by action of the Board of Directors or the Committee, as defined below.

d) Granting of an Option, Purchase Right or Award. Options and Purchase Rights may be granted, and Awards may be made, under the Plan at any time on or after December 17, 2004 and prior to the termination of the Plan in accordance with Section 29. The date of grant of an option or Purchase Right, or provision of an Award, under the Plan will be the date specified by the Board of Directors at the time it grants an option or Purchase Right or provides an Award; provided, however, that such date shall not be prior to the date on which the Board of Directors acts to approve the grant.

e) Administration.

(i) The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion (a) grant options to purchase shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), and issue shares upon exercise of such options as provided in the Plan, (b) grant Purchase Rights and issue shares upon the exercise of such Purchase Rights, and (c) make Awards and issue shares pursuant to such Awards. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option and purchase agreements and the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement, purchase agreement or other agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law, and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), or any successor rule (“Rule 16b-3”) to the extent applicable), delegate any or all of its powers under the Plan to a committee (the “Committee”) appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

(ii) Committee Action. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed. From time to time the Board may increase the size of the Committee and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

(iii) Grant of Options, Purchase Rights, and Awards to Board Members. Options or Purchase Rights may be granted, and Awards may be made, to members of the Board consistent with the provisions of paragraph 2(e)(i) above, if applicable. All grants of options and Purchase Rights and provisions of Awards to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of paragraph 2(e)(i) above, members of the Board who are either (a) eligible for options, Purchase Rights, or Awards pursuant to the Plan or (b) have been granted options or Purchase Rights, or provided with Awards, may vote on any matters affecting the administration of the Plan or the grant of any options or Purchase Rights, or provisions of any Awards, pursuant to the Plan, except that no such member shall act upon the granting to himself of options or Purchase Rights, or provision Awards, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him or her of options or Purchase Rights or provision of Awards.

f) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).

3.	Eligibility

a) General. Options or Purchase Rights may be granted and Awards may be made, to persons who are, at the time of grant or Award, employees, officers, or directors of, or consultants or advisors to, the Company; provided that the class of employees to whom Incentive Stock Options may be granted shall be limited to employees of the Company and any current or future parent or subsidiary corporation (within the meaning of Section 424(e) and 424(0, respectively, of the Code) eligible to receive Incentive Stock Options under the Code. A person who has been granted an option, Purchase Right or Award may, if he or she is otherwise eligible, be granted additional options, Purchase Rights or Awards if the Board of Directors shall so determine.

b) Grants to Directors and Officers. From and after the registration of the Common Stock of the Company under the Exchange Act, an option, Purchase Right or Award made to a director or officer of the Company (as the terms “director” and “officer” are defined for purposes of Rule 16b-3) shall satisfy the following condition:

The timing of the grant, the exercise or purchase price of the option, Purchase Right or Award and the number of shares subject to the option, Purchase Right or Award shall be determined either (i) by the full Board of Directors, or (ii) by a Committee that is composed solely of two or more Non-Employee Directors (as hereinafter defined). For the purposes of the Plan, a director shall be determined to be a “Non-Employee Director” only if such person qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3, as such term is interpreted from time to time.

4.	Stock Subject to Plan

Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan

(including pursuant to Incentive Stock Options), and the maximum number of shares of Common Stock of the Company which may be issued and sold pursuant to Incentive Stock Options granted under the Plan, is one hundred twenty thousand, eight hundred and thirty three (120,833) shares. If an option, Purchase Right or Award granted under the Plan shall expire or terminate for any reason without having been exercised in full, the purchased shares subject to such option, Purchase Right, or Award shall again be available for subsequent grants under the Plan. If shares issued upon exercise of an option, Purchase Right or Award under the Plan are tendered to the Company in payment of the exercise price of an option, Purchase Right or Award under the Plan, such tendered shares shall again be available for subsequent grants under the Plan.

5.	Forms of Agreements

As a condition to the grant of an option, Purchase Right, or Award under the Plan, each recipient of an option, Purchase Right, or Award shall execute the option agreement, stock restriction agreement or other agreement in such form, not inconsistent with the Plan, as may be approved by the Board of Directors. Such agreements may differ among recipients.

6.	Purchase Price

a) General. The purchase price per share of stock deliverable upon the exercise of an option, Purchase Right, or Award shall be determined by the Board of Directors; provided, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in Section 1l(b).

b) Payment of Purchase Price. Options, Purchase Rights, or Awards granted or made under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, Purchase Rights, or Awards, or (i) by delivery to the Company of shares of Common Stock of the Company already owned by the recipient having a fair market value equal in amount to the exercise price of the options, Purchase Rights, or Awards being exercised, (ii) at the discretion of the Board of Directors and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of an option, Purchase Right, or Award and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the recipient’s direction at the time of exercise, (iii) by any other means (including, without limitation, by delivery of a promissory note of the recipient payable on such terms as are specified by the Board of Directors, or by surrender of the option in respect of a number of shares having a fair market value equal to the applicable exercise price) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board, to the extent applicable), or (iv) by any combination of such methods of payment. In the case of any Incentive Stock Option, any alternative method of exercise described in (i) - (iv) of the preceding sentence shall be specified in the applicable agreement at the date of grant except that the Board of Directors acting in its sole discretion may authorize a share-for-share exchange (item (i) above) or exercise with a promissory note, either at grant or at any time thereafter. In the case of any Non-Qualified Option, any alternative method of exercise described in (i) - (iv) above may be specified in the applicable agreement at the date of grant or at the sole discretion of the Board of Directors at any time thereafter. The fair market value of any shares of the Company’s Common Stock or other noncash consideration which may be delivered upon exercise of an option, Purchase Right, or Award shall be determined by the Board of Directors.

c) Determination of Fair Market Value. If, at the time an option or Purchase Right is granted, or an Award is made under the Plan, the Company’s Common Stock is publicly traded, “fair market value” shall be equal to the closing price of the Common Stock on the principal securities exchange on which such Common Stock is traded on the day prior to the date of grant or Award, or, if the closing price discussed in this sentence is unavailable for such date, the last business day for which such price is available prior to the date such option or Purchase Right is granted, or such Award is made. However, if the Common Stock is not publicly traded at the time an option or Purchase Right is granted, or an Award is made, under the Plan, “fair market value” shall be deemed to be the fair value of the Common Stock as determined by the Board of Directors or Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Company’s capital stock in private transactions negotiated at arm’s length.

7.	Exercise Period

Each option, Purchase Right, or Award and all rights thereunder shall expire on such date as shall be set forth in the applicable agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Plan.

8.	Exercise of Options, Purchase Rights, or Awards

Each option, Purchase Right, or Award granted or made under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, Purchase Right, or Award, subject to the provisions of the Plan.

9.	Nontransferability of Options

Incentive Stock Options, and all options granted to Reporting Persons, shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, that Non-Qualified options may be transferred pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended).

10.	Effect of Termination of Employment or Other Relationship

a) Except as provided in Section 11(d), or in subsection (b) below, with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which a recipient may exercise an option, Purchase Right, or Award following (i) the termination of the recipient’s employment or other relationship with the Company or (ii) the death or disability of the recipient. Such periods shall be set forth in the agreement evidencing such option, Purchase Right, or Award.

b) Subject to Sections 11(d) and 23 below, if a grantee of an Incentive Stock Option ceases to be employed by the Company other than by reason of death or disability, as defined in Section 11(d), no further installments of his or her Incentive Stock Options shall become exercisable and his or her Incentive Stock Options shall terminate no later than three (3) months from the date of termination of his or her employment, but in no event later than on their specified expiration dates, except to the extent that such Incentive Stock Options (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to Section 20. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such grantee’s right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Board of Directors shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company to continue the employment of the grantee after the approved period of absence. Incentive Stock Options granted under the Plan shall not be affected by any change of employment within or among the Company and any current or future parent or subsidiary corporation (within the meaning of Section 424(e) and 424(f), respectively, of the Code), so long as the grantee continues to be an employee of the Company (or such a parent or subsidiary corporation). Nothing in the Plan shall be deemed to give any grantee of any option. Purchase Right, or Award the right to be retained in employment or other service by the Company for any period of time.

11.	Incentive Stock Options

Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of the grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock equal to more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such an individual:

(i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

(ii) The option exercise period shall not exceed five years from the date of grant.

c) Dollar Limitation. For as long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute incentive stock options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000. Any shares of Common Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Non-Qualified Option, otherwise identical in its terms to those of the Incentive Stock Option.

d) Termination of Employment, Death, or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of the grant of his or her option, employed by the Company, except that, to the extent exercisable at the optionee’s termination of employment (unless and to the extent otherwise provided the applicable option agreement):

(i) an Incentive Stock Option may, subject to Section 23 below, be exercised within the period of three (3) months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement); provided that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Non-Qualified Option under the Plan;

(ii) if the optionee dies while in the employ of the Company, or within three (3) months after the optionee ceases to be such an employee, an Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of twelve (12) months after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

(iii) if the optionee becomes disabled while in the employ of the Company, an Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement). For the purposes of the Plan, the term “disabled” or “disability’” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.

For all purposes of the Plan and any option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-l(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.	Additional Provisions

a) Additional Provisions. The Board of Directors may, in its sole discretion, include additional provisions in agreements covering options, Purchase Rights or Awards granted or made under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to recipients upon exercise of options, Purchase Rights or Awards, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option, Purchase Right or Award granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option, Purchase Right or Award granted under the Plan may be exercised; provided that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or such option, Purchase Right or Award to fail to comply with Rule 16b-3 if applicable.

13.	General Restrictions

a) Investment Representations. The Company may require any person to whom an option, Purchase Right or Award is granted or made, as a condition of receiving or exercising such option, Purchase Right or Award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option, Purchase Right or Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate for the sole purpose of causing the Company to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

b) Compliance with Securities Laws. Each option, Purchase Right or Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option,

Purchase Right or Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option, Purchase Right or Award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

c) Corporate Restrictions on Rights in Common Stock. Any Common Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company. Whenever Stock is to be issued pursuant to an Award, if the Committee so directs at or after grant, the Company shall be under no obligation to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by any agreement by and among the holders of at least a majority of the outstanding voting securities of the Company and setting forth, among other provisions, restrictions upon the transfer of shares of Common Stock or on the exercise of rights appurtenant thereto, including but not limited to voting rights (a “Stockholders’ Agreement). In the event of any conflict between the provisions of this Plan and the provisions of a Stockholders’ Agreement, the provisions of the Stockholders’ Agreement shall control except as required to fulfill the intention that this Plan constitute an incentive stock option plan within the meaning of Section 422 of the Code, but insofar as possible the provisions of the Plan and such Agreement shall be construed so as to give full force and effect to all such provisions.

d) Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any shares of Common Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Common Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Common Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Common Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 13(c), if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Common Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

14.	Rights as a Shareholder

The holder of an option, Purchase Right or Award shall have no rights as a shareholder with respect to any shares covered by the option. Purchase Right or Award (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.	Adjustment Provisions for Recapitalizations and Related Transactions

a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options, Purchase Rights or Awards under the Plan, and (z) the price for each share subject to any then outstanding options, Purchase Rights or Awards under the Plan, without changing the aggregate purchase price as to which such options, Purchase Rights or Awards remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code or any option, Purchase Right or Award to fail to comply with Rule 16b-3, if applicable.

b) Board Authority to Make Adjustments. Any adjustments under this Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.	Merger, Consolidation, Asset Sale, Liquidation, etc.

a) General. In the event of a consolidation or merger or sale of all or substantially all of the assets or capital stock of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, (a “Change of Control”) the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company shall, in its discretion, take any one or more of the following actions, as to outstanding options, Purchase Rights and Awards: (i) provide that such options, Purchase Rights and Awards shall be assumed on such terms as are set forth in the applicable agreement underlying such options, Purchase Rights and Awards, or equivalent options, Purchase Rights and Awards shall be substituted, by the acquiring or succeeding corporation (a “Substitute Agreement”), (ii) upon written notice to the holder provide that all unexercised options, Purchase Rights and Awards will be exercisable in full during a specified period (which period shall in no event be less than thirty (30) calendar days) following the date of such notice and prior to the consummation of the transaction and will terminate immediately prior to the consummation of such transaction unless exercised by the holder within the specified period, (iii) terminate all options, Purchase Rights and Awards in exchange for a cash payment equal to the excess, if any, of the fair market value of the shares subject to such options, Purchase Rights and Awards (calculated as though such options, Purchase Rights and Awards, regardless of any vesting schedule, were exercisable in full) over the exercise price thereof, or (iv) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the “Merger Price”), make or provide for a cash payment to the holders of any options. Purchase Rights and Awards equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options, Purchase Rights and Awards (calculated as though such options, Purchase Rights and Awards, regardless of any vesting schedule were exercisable in full) and (B) the aggregate exercise price of all such outstanding options, Purchase Rights and Awards in exchange for the termination of such options, Purchase Rights and Awards. A “Substitute Agreement” within the meaning of this paragraph, i) shall vest, to the extent applicable, at least on the same schedule as the options, Purchase Rights and Awards being replaced, and ii) shall provide, in the event of involuntary termination of employment of the recipient within six months of the effective date of the transaction other than for Cause (defined below in Section 23), that all such options, Purchase Rights and Awards which have not vested as of the date of such termination shall be deemed to and shall vest immediately upon such termination and shall be exercisable in full as of such time and for a period of thirty (30) days thereafter. In the case of any Substitute Agreement substituted for an Incentive Stock Option, the holder of the option shall have the right to waive any of the foregoing limitations if it fails to meet the requirements of Section 424(a) of the Code or otherwise would disqualify the option as an Incentive Stock Option.

b) Substitute Options, Purchase Rights or Awards. The Company may grant options, Purchase Rights or Awards under the Plan in substitution for options. Purchase Rights or Awards held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options, Purchase Rights or Awards be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

c) Provisions Of This Section 16 Not In Limitation of Specific Terms In Option, Purchase Right or Award Instruments. Notwithstanding subparagraphs (a) and (b) of this Section 16, in the event that an instrument evidencing an option, Purchase Right or Award shall provide for a result that is more favorable to the holder of such instrument than the actions permitted to be taken by the Board of Directors pursuant to subparagraph (a) of this Section 16 upon the occurrence of any of the events set forth therein, such instrument shall control. Without limiting the foregoing, the Board of Directors may, in its discretion, take any action that is more favorable to the holder of an option, Purchase Right or Award than the provision which is provided in the instrument evidencing such option, Purchase Right or Award.

17.	Modification of Incentive Stock Options

Notwithstanding the foregoing, any adjustments made pursuant to Sections 15 or 16 with respect to Incentive Stock Options shall be made only after the Board of Directors, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such Incentive Stock Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Board of Directors determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive Stock Options, it may, in its discretion, refrain from making such adjustments.

18.	Issuances of Securities

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options, Purchase Rights or Awards. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

19.	Fractional Shares

No fractional shares shall be issued under the Plan and the grantee of an option, Purchase Right or Award shall receive from the Company cash in lieu of the fair market value of such fractional shares.

20.	Conversion of Incentive Stock Options into Non-Qualified Options; Termination of Incentive Stock Options

The Board of Directors, at the written request or with the written consent of any grantee of an Incentive Stock Option, may, in its discretion, take such actions as maybe necessary to convert such grantee’s Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the grantee is an employee of the Company at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Incentive Stock Options. At the time of such conversion, the Board of Directors (with the consent of the grantee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board of Directors in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any grantee the right to have such grantee’s Incentive Stock Options converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board of Directors takes appropriate action.

21.	Governmental Regulation

The Company’s obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

22.	Notice to Company of Disqualifying Disposition

By accepting an Incentive Stock Option granted under the Plan, each grantee of an Incentive Stock Option thereby agrees to notify the Company in writing immediately after such grantee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option. Generally, a Disqualifying Disposition is any disposition (including any sale) of such Common Stock occurring on or before the later of the date (a) two years after the date the employee was granted the Incentive Stock Option, or (b) one year after the date the employee acquired Common Stock by exercising the Incentive Stock Option.

23.	No Exercise of an Option, Purchase Right or Award if Engagement or Employment Terminated for Cause

Except to the extent provided in any agreement evidencing an option, Purchase Right or Award granted under this Plan, if the employment of a grantee of an option, Purchase Right or Award is terminated by his or her voluntary resignation or by the Company for “Cause,” any option, Purchase Right or Award shall terminate on the date of such termination and such option, Purchase Right or Award shall thereupon not be exercisable to any extent whatsoever. Unless otherwise provided in any agreement evidencing an option, Purchase Right or Award granted under this plan, “Cause” is conduct, as determined by the Board of Directors, involving one or more of the following: (i) gross misconduct by a grantee which is injurious to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in economic loss, damage or injury to the Company; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company or any third party who has a business relationship with the Company or the violation of any noncompetition covenant or assignment of inventions obligation with the Company; or (iv) the commission of any act which induces any customer or prospective customer of the Company to break a contract with the Company or to decline to do business with the Company; or (v) the conviction of the grantee of a felony involving any financial impropriety or which would materially interfere with the grantee’s ability to perform his or her services for the Company or otherwise be injurious to the Company; or (vi) the failure of the grantee to perform in a material respect his or her employment obligations without proper cause. In making such determination, the Board of Directors shall act fairly and in utmost good faith. For the purposes of this Section 23, termination of employment shall be deemed to occur when the grantee receives notice that his employment is terminated.

24.	No Special Employment

Nothing contained in the Plan or in any options, Purchase Rights or Awards shall confer upon any recipient any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the recipient.

25.	Other Employee Benefits

Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option, Purchase Right or Award or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

26.	Amendment of the Plan

a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options the Board of Directors may not effect such modification or amendment without such approval.

b) The termination or any modification or amendment of the Plan shall not, without the consent of a recipient, adversely affect his or her rights under an option, Purchase Right or Award previously granted to him or her. With the consent of the recipient, the Board of Directors may amend outstanding agreements governing an option. Purchase Right or Award in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding options, Purchase Rights or Awards to the extent necessary to qualify any or all such options, Purchase Rights or Awards for an exemption under Rule 16b-3, to the extent applicable.

27.	Withholding

a) The Company shall have the right, as a condition of option exercise or share transfer, to require payment by the option holder to the Company or to deduct from payments of any kind otherwise due to the option holder any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options, Purchase Rights or Awards under the Plan or the subsequent transfer of any shares so issued. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the recipient may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option, Purchase Right or Award or (ii) by delivering to the Company shares of Common Stock already owned by the recipient. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A recipient who has made an election pursuant to this Section 27(a) may only satisfy his or her withholding obligation with shares of Common Slock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

28.	Cancellation and New Grant of Options, Purchase Rights or Awards, Etc.

The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected recipients, (i) the cancellation of any or all outstanding options, Purchase Rights or Awards under the Plan and the grant in substitution therefor of new options, Purchase Rights or Awards under the Plan covering the same or different numbers of shares of Common Stock and having an exercise price per share which may be lower or higher than the exercise price per share of the cancelled options, Purchase Rights or Awards or, also with the consent of the affected recipients (ii) the amendment of the terms of any and all outstanding options, Purchase Rights or Awards under the Plan to provide an exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options, Purchase Rights or Awards.

29.	Effective Date and Duration of the Plan

a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company’s shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board’s adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 26) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company’s shareholders. If such shareholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options, Purchase Rights or Awards may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate, with respect to Incentive Stock Options only, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption, by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. Unless sooner terminated in accordance with Section 16, the Plan shall terminate with respect to options, Purchase Rights or Awards which are not Incentive Stock Options on the date specified in (ii) above. If the date of termination is determined under (i) above, then options, Purchase Rights or Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options, Purchase Rights or Awards.

30.	Provision for Foreign Participants

The Board of Directors may, without amending the Plan, modify options, Purchase Rights or Awards granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Adopted by the Board of Directors on December 17, 2004.